Exhibit (j)(1)
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form N1-A of our reports dated August 18, 2010, relating to the financial statements and financial highlights which appear in the June 30, 2010 Annual Reports to Shareholders of Perkins Large Cap Value Fund, Perkins Mid Cap Value Fund, Perkins Small Cap Value Fund, Perkins Value Plus Income Fund, Janus Conservative Allocation Fund (formerly named the Janus SMART Portfolio -Conservative), Janus Moderate Allocation Fund (formerly named the Janus SMART Portfolio — Moderate), Janus Growth Allocation Fund (formerly named the Janus SMART Portfolio — Growth), Janus Dynamic Allocation Fund (formerly named the Janus Modular Portfolio Construction Fund), Janus Flexible Bond Fund, Janus High-Yield Fund, Janus Short-Term Bond Fund, Janus Money Market Fund, Janus Government Money Market Fund, INTECH Risk-Managed Core Fund, INTECH Risk-Managed Growth Fund, INTECH Risk-Managed International Fund, and the INTECH Risk-Managed Value Fund, (seventeen of the funds constituting Janus Investment Fund) which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Highlights”, “Independent Registered Public Accounting Firm” and “Financial Statements” in such Registration Statement.
/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Denver, Colorado
October 27, 2010